EXHIBIT 4.4









                            TRADESTATION GROUP, INC.

                          EMPLOYEE STOCK PURCHASE PLAN










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                                TABLE OF CONTENTS
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                                                                            Page
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1.  PURPOSE................................................................... 1

2.  DEFINITIONS............................................................... 1

3.  ADMINISTRATION OF THE PLAN................................................ 3

4.  ELIGIBILITY............................................................... 4

5.  OFFERING PERIODS.......................................................... 4

6.  PARTICIPATION............................................................. 5

7.  PAYROLL DEDUCTIONS........................................................ 5

8.  GRANT OF OPTION........................................................... 5

9.  EXERCISE OF OPTION........................................................ 6

10. DELIVERY.................................................................. 6

11. WITHDRAWAL................................................................ 6

12. TERMINATION OF EMPLOYMENT................................................. 7

13. INTEREST.................................................................. 7

14. STOCK..................................................................... 7

15. DESIGNATION OF BENEFICIARY................................................ 7

16. TRANSFERABILITY........................................................... 8

17. USE OF FUNDS.............................................................. 8

18. REPORTS................................................................... 8

19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION,
    LIQUIDATION, MERGER OR ASSET SALE......................................... 8

20. AMENDMENT OR TERMINATION.................................................. 9

21. NOTICES...................................................................10

22. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION............................10

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23. WITHHOLDING OF ADDITIONAL INCOME TAXES....................................10

24. CONDITIONS UPON ISSUANCE OF SHARES........................................11

25. GOVERNING LAW.............................................................11

26. APPROVAL OF BOARD OF DIRECTORS AND STOCKHOLDERS OF
    THE COMPANY...............................................................11


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                            TRADESTATION GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         The following constitute the provisions of the Employee Stock Purchase Plan (the "Plan") of TradeStation Group, Inc., a Florida corporation, which is being assumed and adopted by TradeStation Group, Inc. pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of January 19, 2000 among Omega Research, Inc. ("Omega Research"), onlinetradinginc.com corp., TradeStation Group, Inc., Omega Acquisition Corporation and Onlinetrading Acquisition Corporation, as amended (the "Agreement").

         1. PURPOSE. The purpose of the Plan is to provide all eligible employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage such employees to remain in the employ of the Company. The Plan is intended to constitute and qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of such section of the Code. All capitalized terms as used herein shall have the meanings as set forth herein.

         2.       DEFINITIONS.

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Common Stock" shall mean shares of the authorized but unissued common stock of the Company, par value $.01 per share, or shares of Common Stock reacquired by the Company, including shares purchased in the open market.

                  (c) "Company" shall mean TradeStation Group, Inc., a Florida corporation, and any Designated Parent or Designated Subsidiary of the Company.

                  (d) "Compensation" shall mean total cash compensation, including, without limitation, all base pay or salary, commissions, bonuses, overtime payments, shift premium, incentive compensation, incentive payments and other compensation.

                  (e) "Designated Parent" shall mean any Parent which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  (f) "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan and shall include TradeStation Technologies, Inc. (formerly known as Omega Research, Inc.) and
OnlineTrading.com, Inc. (formerly known as onlinetradinginc.com corp.) on and after the Effective Time (as defined in the Agreement).


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                  (g)      "Employee" shall mean an employee of the Company (i)
whose customary employment is more than twenty (20) hours per week and for more than five (5) months in any calendar year and (ii) who has completed at least three (3) months of employment. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

                  (h) "Enrollment Date" shall mean the first day of each Offering Period.

                  (i) "Exercise Date" shall mean the last day of each Offering Period.

                  (j) "Fair Market Value" shall mean, as of any date, the value of the Common Stock of the Company determined as follows:

                           (1) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of such determination, as reported in The Wall Street Journal or such other source as the Board or the Committee administering the Plan deems reliable, or;

                           (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock for the last market trading day prior to the date of such determination, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable, or;

                           (3) In the absence of an established market for the Common Stock, its Fair Market Value shall be determined in good faith by the Board or the Committee, in its sole and absolute discretion.

                  (k) "Offering Periods" shall consist of the six (6) month periods commencing on the first Trading Day on or after January 1 and July 1 and ending on the last Trading Day on or before June 30 and December 31 of each calendar year, respectively. The duration and timing of Offering Periods may be changed pursuant to Section 5 of the Plan.

                  (l) "Parent" shall mean any present or future corporation, domestic or foreign, which is a parent corporation of the Company, as such term is defined in Section 424(e) of the Code.


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                  (m)      "Purchase Price" shall mean an amount equal to
eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower, in either event rounded up to the nearest One ($0.01) Cent.

                  (n) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

                  (o) "Subsidiary" shall mean any present or future corporation, domestic or foreign, which is a subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code.

                  (p) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

         3.       ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by the Compensation Committee appointed by the Board (the "Committee"). The Committee shall consist of not less than two (2) members of the Board. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee may select one (1) of its members as Chairman, and one (1) of its members as Secretary, and shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum. Acts by a majority of the members of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee may make such rules and regulations for the conduct of its business as it shall deem advisable.

                  (b) The Committee shall have full and exclusive discretionary authority (i) to construe, interpret and apply any provisions of the Plan or of any option granted under it; (ii) to adopt such rules and regulations for administering the Plan as it shall deem advisable, provided that any such rules and regulations shall be applied on a uniform basis to all Employees under the Plan; (iii) to determine eligibility and to adjudicate all disputed claims filed under the Plan or any option granted under it; and (iv) to make all other determinations deemed advisable for administering the Plan. Every finding or determination made by the Committee shall, to the fullest extent permitted by law, be final and binding upon all parties, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

                  (c) In the event the Board fails to appoint or refrains from appointing the Committee, the Board shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board.


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         4.       ELIGIBILITY.

                  (a) Subject to the limitations as provided in Sections 4, 7 and 8 hereof, an option shall be granted under the Plan to all Employees of the Company to purchase Common Stock of the Company, and such Employees shall have the same rights and privileges with respect to such option.

                  (b) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

                  (c) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan:

                           (i)      if such Employee, immediately after such
option was granted, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or

                           (ii)     if such option would permit his or her
rights to purchase stock under all employee stock purchase plans of the Company and of any Parent or Subsidiary under Section 423(b) of the Code to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

                  (d)      For purposes of Section 423(b)(3) of the Code and
Section 4(c)(i) hereof:

                           (i)      the rules of Section 424(d) of the Code
(relating to attribution of stock ownership) shall apply in determining the stock ownership of an individual; and

                           (ii)     stock which such Employee may purchase under
outstanding options shall be treated as stock owned by such Employee.

         (e) For purposes of Section 423(b)(8) of the Code and Section 4(c)(ii) hereof, the right to purchase stock under an option granted under the Plan shall accrue on the Exercise Date of each Offering Period.

         5. OFFERING PERIODS. The Plan shall be implemented by successive six (6) month Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 of each calendar year, or on such other date as the Board or the Committee shall determine, and ending on the last Trading Day on or before June 30 and December 31 of each such year, respectively, and shall continue thereafter until terminated in accordance with
Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after January 1, 1998. The Board or the Committee shall have the power to change the duration and timing of Offering Periods (including the commencement dates thereof) with respect to future Offering Periods without shareholder approval if such change is announced at least five (5) business days prior to the scheduled beginning of the first Offering Period to be affected thereafter.


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         6.       PARTICIPATION.

                  (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to the Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

                  (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 11 hereof.

         7.       PAYROLL DEDUCTIONS.

                  (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during each Offering Period in an amount (expressed as a whole percentage) not less than one percent (1%) but not exceeding ten percent (10%) of the Compensation that he or she receives on each pay day during such Offering Period.

                  (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

                  (c) A participant may discontinue his or her participation in the Plan as provided in Section 11 hereof, but may not increase or decrease the rate of his or her payroll deductions during an Offering Period. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 11 hereof.

                  (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423 of the Code and Section 4(c) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11 hereof.

         8. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period at the applicable Purchase Price a maximum number of full shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of such date by the applicable Purchase Price; provided, however, that no Employee shall be permitted to purchase during each Offering Period more than Five Hundred (500) shares of the Company's Common Stock (subject to any adjustment pursuant to Section 19 hereof), and provided further, that such purchase shall be subject to the limitations as provided in Sections 4, 7 and 14 hereof. Exercise of such option shall occur as provided in Section 9 hereof, unless the


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participant has withdrawn pursuant to Section 11 hereof. Such option shall expire on the last day of such Offering Period. Neither the granting of an option to any Employee under the Plan nor the payroll deductions from his or her Compensation shall constitute such Employee a stockholder of the shares covered by such option until such shares have been actually purchased by such Employee.

         9. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 11 hereof, his or her option thereunder for the purchase of shares of Common Stock of the Company shall be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of full shares subject to such option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account on such date, subject to the limitations as provided in Sections 4, 7, 8 and 14 hereof. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share on any Exercise Date shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 11 hereof. Any other accumulated payroll deductions in a participant's account not used to exercise his or her option on such date shall be returned as promptly as practicable to such participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her. No option granted under the Plan shall be exercised after the Exercise Date of the Offering Period during which such option is granted or after the expiration of twenty-seven (27) months from the date such option is granted.

         10. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

         11.      WITHDRAWAL.

                  (a) A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to the Plan not later than seven (7) business days prior to the Exercise Date of each Offering Period, absent a written waiver of such seven (7) day period, in whole or in part, by the Committee, in its sole and absolute discretion. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement pursuant to Section 6 hereof.

                  (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in any succeeding Offering Periods that commence after the termination of the Offering Period from which the participant withdraws.


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         12.      TERMINATION OF EMPLOYMENT.

         Upon a participant's ceasing to be an Employee for any reason, including, without limitation, retirement, voluntary or involuntary termination, resignation, layoff, discharge or death, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated.

         13. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

         14.      STOCK.

                  (a) The maximum number of shares of the Company's Common Stock which may be issued under the Plan shall be Five Hundred Thousand (500,000) shares, subject to adjustment as provided in Section 19 hereof and reduced by the number of shares of common stock, $.01 par value, of Omega Research previously issued upon exercise of options under the Plan prior to its assumption and adoption by the Company. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan. If, on any Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable, and the amount of any accumulated payroll deductions in a participant's account not used to exercise his or her option on such Exercise Date shall be refunded pursuant to Section 9 hereof.

                  (b) The participant shall have no interest or voting rights in shares covered by his or her option until (i) such option has been exercised pursuant to Section 9 hereof and (ii) the certificate representing the shares purchased pursuant to the exercise of such option has been delivered to such participant pursuant to Section 10 hereof.

                  (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and another person of legal age as joint tenants with right of survivorship or as tenants by the entireties.

         15.      DESIGNATION OF BENEFICIARY.

                  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which an option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any shares and cash from the participant's account


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under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                  (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         16. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor an option or any rights with regard to the exercise of an option or to the receipt of shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (otherwise than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with
Section 11 hereof.

         17. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         18. REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amount of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

         19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

                  (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each participant may purchase during each Offering Period as provided in
Section 8 hereof, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock


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of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board or the Committee. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board or the Committee shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 11 hereof.

                  (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "Sale Exercise Date") and such Offering Period shall end on the Sale Exercise Date. The Sale Exercise Date shall be before the date of the Company's proposed sale or merger. The Board or the Committee shall notify each participant in writing, at least ten (10) business days prior to the Sale Exercise Date, that the Exercise Date for the participant's option has been changed to the Sale Exercise Date and that the participant's option shall be exercised automatically on the Sale Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 11 hereof.

         20.      AMENDMENT OR TERMINATION.

                  (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination may affect any option previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted that adversely affects the rights of any participant under such option, absent the written consent of such participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

                  (b) Without shareholder consent and without regard to whether any participant's rights may be considered to have been adversely affected as provided in this Section 20, the Board or the Committee shall be entitled to change an Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish


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the exchange ratio applicable to amounts withheld in a currency other than
United States dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board or the Committee, in its sole discretion, determines advisable that are consistent with the Plan.

         21. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         22. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By electing to participate in the Plan, each participant agrees to notify the Company in writing within thirty (30) days after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two (2) years after the grant of the option pursuant to which such stock was purchased or one (1) year after the exercise date of such option. Each participant further agrees to provide any information about such a transfer as may be requested by the Company in order to assist it in complying with the tax laws.

         23. WITHHOLDING OF ADDITIONAL INCOME TAXES. By electing to participate in the Plan, each participant acknowledges that the Company is required to withhold taxes with respect to the payroll deductions elected by such participant under the Plan pursuant to Section 7 hereof, and each participant agrees that the Company may deduct from compensation otherwise payable to such participant any amount necessary to satisfy such tax withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan by such participant pursuant to Section 9 hereof, the Company may withhold taxes with respect to all or a portion of the excess of the Fair Market Value over the Purchase Price of such Common Stock, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that any such tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by a participant under the Plan pursuant to Section 7 hereof will be used to purchase Common Stock pursuant to Section 9 hereof. However, if an amount sufficient to satisfy such tax withholding obligations has not, for any reason, been withheld from compensation otherwise payable to a participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from such participant's accumulated payroll deductions and apply the remaining amount of such deductions to the purchase of Common Stock, unless such participant pays to the Company an amount sufficient to satisfy such tax withholding obligations prior to the Exercise Date applicable to such purchase of Common Stock. Each participant further acknowledges that the Company may be required to withhold taxes in connection with the disposition of Common Stock purchased by a participant under the Plan pursuant to Section 9 hereof, and agrees that the Company may take whatever action it considers appropriate to satisfy such tax withholding requirements, including, without limitation, deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding


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requirements or conditioning any such disposition upon the payment by such participant to the Company of an amount sufficient to satisfy such withholding requirements.

         24.      CONDITIONS UPON ISSUANCE OF SHARES.

                  (a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Employee in the conduct of his or her own affairs. An Employee may, therefore, sell stock purchased under the Plan at any time such Employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Section 23 hereof to ensure that any applicable tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PURCHASE PRICE OF THE STOCK.

                  (c) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         25. GOVERNING LAW. The validity and construction of the Plan shall be governed by the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

         26. APPROVAL OF BOARD OF DIRECTORS AND STOCKHOLDERS OF THE COMPANY. The Plan was originally adopted by the Board of Directors of Omega Research and approved by the stockholders of Omega Research effective July 24, 1997. Subsequent thereto, the Plan was amended as of July 1, 1998 by the Board of Directors of Omega Research to effectuate certain non-material revisions thereto. The Plan was then assumed and adopted by the Company pursuant to the Agreement effective as of the Effective Time, and, in connection therewith, was amended by the Company's Board of Directors on December 22, 2000 to reflect, among other things, the Company's assumption and adoption of the Plan and to provide that all shares issuable on and after the Effective Time upon exercise of any options granted under the Plan will be shares of $.01 par value common stock of the Company. The Plan in the form hereof was approved by the Company's shareholders on December 22, 2000. Accordingly, the Plan represents the original 1997 Employee Stock Purchase Plan as restated and amended and as to be in effect as of and after the Effective Time.

                                    EXHIBIT A
                            TRADESTATION GROUP, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

____ Original Application                              Enrollment Date: ________
____ Change in Payroll Deduction Rate
____ Change of Beneficiary(ies)

         1. ____________________ hereby elects to participate in the TradeStation Group, Inc. Employee Stock Purchase Plan (the "Plan") and subscribes to purchase shares of the Common Stock of the Company in accordance with this Subscription Agreement and the Plan.

         2. I hereby authorize payroll deductions from each of my paychecks in the amount of ______ percent (__%) of my Compensation on each payday (from one percent (1%) to ten percent (10%)) during each Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

         3. I understand that such payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option under the Plan.

         4. I have received a copy of the Plan. I understand that my participation in the Plan is in all respects subject to the terms and provisions of the Plan.

         5. Any shares of Common Stock purchased for me under the Plan should be issued in the name(s) of (Employee or Employee and another person of legal age as joint tenants with right of survivorship or as tenants by the entireties only): ___________________________________________ .

         6. I understand that if I dispose of any share of the Common Stock of the Company received by me pursuant to my exercise of an option granted under the Plan within two (2) years after the grant of such option or one (1) year after the exercise of such option, I will be treated for federal income tax purposes as having received ordinary compensation income for the taxable year in which such disposition occurs in an amount equal to the excess of the fair market value of such share at the time of such disposition over the purchase price that I paid for such share. I hereby agree to notify the Company in writing of such disposition within thirty (30) days after the date of such disposition, and I will make adequate provision for any applicable federal, state or other tax withholding obligations resulting from such disposition. The Company may, but shall not be obligated to, withhold from my compensation any amount necessary to satisfy such tax withholding obligations, including any such withholding necessary to make available to the Company any tax deductions or benefits attributable to such disposition.

         7. I understand that if I dispose of any share of the Common Stock of the Company received by me pursuant to my exercise of an option granted under the Plan at any time after the expiration of such aforementioned two (2) year and one (1) year holding periods, I will be treated for federal income tax purposes as having received ordinary compensation income for the taxable year in which such disposition occurs in an amount equal to the lesser of:

                  (a) the excess of the fair market value of such share at the time of such disposition over the purchase price that I paid for such share; or

                  (b) the excess of the fair market value of such share at the time of grant of such option over such purchase price.

The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

         8. I hereby agree to be bound by all of the terms and provisions of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

         9. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares, if any, due me under the
Plan:

NAME:(Please print)
                   -------------------------------------------------------------
                          (First)          (Middle)            (Last)

--------------------------------------    -------------------------------
(Relationship)

                                          -------------------------------
                                          (Address)

Employee's Social
Security Number:
                                          -------------------------------

Employee's Address:
                                          -------------------------------


                                          -------------------------------

         I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
      --------------------                ----------------------------------
                                          Signature of Employee


                                          ----------------------------------
                                          Name of Employee (Print or type)

                                          ----------------------------------
                                          Spouse's Signature (If beneficiary
                                          other than spouse)


                                          ----------------------------------
                                          Name of Spouse (Print or type)

                                    EXHIBIT B

                            TRADESTATION GROUP, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

         The undersigned participant in the Offering Period of the TradeStation Group, Inc. Employee Stock Purchase Plan that began on ____________, 19__ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby authorizes and directs the Company to pay to the undersigned as promptly as practicable all of the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares of the Common Stock of the Company in such Offering Period and the undersigned shall be eligible to participate in any succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                          Name and Address of Participant:


                                          ----------------------------------

                                          ----------------------------------

                                          ----------------------------------

                                          Signature:


                                          ----------------------------------

                                          Date:
                                               -----------------------------